UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2010

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)           The Annual Meeting of Stockholders of The Bancorp, Inc. (the “Company”) was held on May 10, 2010.

(b)           The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.           The election of a Board of Directors. All of the nominees for director were elected for one year terms. With respect to each nominee, the total number of broker non-votes was 4,357,510. The table below sets forth the voting results for each director.

Name of Nominee	Votes For	Votes Withheld
Betsy Z. Cohen	18,419,162	819,972
Daniel G. Cohen	18,492,383	746,751
Walter T. Beach	18,530,374	708,760
Michael J. Bradley	18,608,560	630,574
Matthew Cohn	18,606,348	632,786
Leon A. Huff	18,609,560	629,574
William H. Lamb	14,837,611	4,401,523
Frank M. Mastrangelo	18,607,148	631,986
James J. McEntee III	14,817,351	4,421,783
Linda Schaeffer	14,669,829	4,569,305
Joan Specter	18,532,014	707,120

2.           The non-binding resolution to approve the 2009 compensation program for the named executive officers was approved by the stockholders by the following vote:

Votes For	Votes Against	Abstentions
23,280,152	288,471	25,535

There were 2,486 broker non-votes on the proposal.

3.           The selection of Grant Thornton LLP as independent public accountants for the fiscal year ending December 31, 2010 was approved by the stockholders by the following vote:

Votes For	Votes Against	Abstentions
23,506,122	66,177	24,344

There were no broker non-votes on the proposal.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2010	The Bancorp, Inc.

By: /s/ Paul Frenkiel
Name: Paul Frenkiel
Title: Chief Financial Officer and Secretary